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Exhibit 10.18

        The Registrant has entered into the attached form of Amendment No. 1 to Collateral Assignment Split Dollar Insurance Agreement with each of Harold M. Messmer, Jr., M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass and Steven Karel. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

AMENDMENT NO. 1 TO
COLLATERAL ASSIGNMENT SPLIT DOLLAR
INSURANCE AGREEMENT

        This Amendment No. 1 to the Collateral Assignment Split Dollar Insurance Agreement dated November 15, 1996 (the "Agreement") is entered into on January            , 2004 between Robert Half International Inc. (the "Corporation") and                        ("Trust").

        WHEREAS, the enactment of the Sarbanes-Oxley Act of 2002 and the promulgation of new federal income tax regulations have caused the parties to reconsider the split-dollar arrangements provided under the Agreement.

        WHEREAS, the parties now desire that the Corporation shall have no obligation to make any further contributions toward payment of the insurance premiums.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties as follows:

        1.     Section 3 of the Agreement between the Corporation and Trust is amended to read in its entirety as follows:

          "3. PAYMENT OF PREMIUMS ON POLICY.

  The Trust will pay Hartford the portion of the annual premium that is equal to the value of the "economic benefit" of the life insurance protection that would otherwise be imputed income for federal income tax purposes to the Employee for the year, i.e., the cost of such protection determined using the lesser of the IRS' "P.S. 58 rates" (or such successor rates) or Hartford's term insurance rates. For years through and including 2001, the Corporation will (i) pay Hartford the balance of the annual premium and (ii) provide a written statement to the Trust showing the Corporation's current contribution to Hartford and its aggregate contributions. For 2002 and subsequent years, no portion of the annual premium for such years will be paid by the Corporation."

        2.     In all other respects, the Agreement shall remain in full force and effect and unchanged.

        In Witness Whereof, the parties hereto have executed this Amendment to the Agreement on the date above first written.

[TRUST]
By:	[Trustee]

ROBERT HALF INTERNATIONAL INC.
By:

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  Exhibit 10.18